Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

August 8, 2005

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Re:	Registration of Securities of Nationwide Health Properties, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2005 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $1,250,000,000: (i) debt securities, in one or more series (the “Debt Securities”), which may be issued under Indentures or Supplemental Indentures (collectively, the “Indentures”) entered into or proposed to be entered into among the Company and trustees (the “Trustees”) that will be appointed prior to the issuance of Debt Securities; (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), in one or more series; (iii) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”); (iv) warrants to purchase Debt Securities (the “Debt Warrants”) to be issued pursuant to a warrant agreement (the “Debt Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Debt Warrants; (v) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”) to be issued pursuant to a warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Preferred Stock Warrants; and (vi) warrants to purchase Common Stock (the “Common Stock Warrants” and, together with the Debt Warrants and the Preferred Stock Warrants, the “Warrants”) to be issued pursuant to a warrant agreement (the “Common Stock Warrant Agreement” and, together with the Debt Warrant Agreement and the Preferred Stock Warrant Agreement, the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Common Stock Warrants. The Debt Securities, the Preferred

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Stock, the Common Stock and the Warrants are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the forms of Indentures filed as exhibits to the Registration Statement;

(iii)	a specimen certificate representing the Common Stock;

(iv)	the Amended and Restated Articles of Incorporation of the Company, as presently in effect;

(v)	the Amended and Restated Bylaws of the Company, as presently in effect; and

(vi)	certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on July 26, 2005 (the “Board Resolutions”) relating to the issuance and sale of the Offered Securities and related matters, including a delegation of authority to the Capital Planning Committee of the Company’s Board of Directors (the “Capital Planning Committee”) to fix and determine the terms of certain of the Offered Securities.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors or the Capital Planning Committee has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with

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the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture has been duly executed and delivered; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof or in the case of “book-entry” Debt Securities, the Debt Securities have been entered under the names of the purchasers thereof on the books of a depositary upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (B) upon the exercise of any Warrants exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors or the Capital Planning Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of Articles Supplementary for such Preferred Stock in the form required by applicable law; (ii) such Articles Supplementary have been duly filed with the Secretary of State of the State of Maryland; (iii) the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount and form as may be determined by the Board of Directors or the Capital Planning Committee, the issuance and sale of the shares of Offered Preferred Stock (including any Offered Preferred Stock duly issued (1) upon exchanges or conversion of any Debt Securities or (2) upon the exercise of Warrants exercisable for Offered Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3. With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors or the Capital Planning Committee has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and

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registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount and form as may be determined by the Board of Directors or the Capital Planning Committee, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Offered Common Stock or (2) upon the exercise of any Warrants exercisable for Offered Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

4. With respect to any Warrants (the “Offered Warrants”), when (i) the Board of Directors or the Capital Planning Committee have taken all necessary corporate action to fix and determine the terms of the Offered Warrants in accordance with the Board Resolutions; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered; and (iv) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Warrants will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Respectfully submitted,

/s/ O’MELVENY & MYERS LLP